EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated April 14, 2000 included in Pointe Communications Corporation's Annual Report on Form 10-K for the year ending December 31, 1999 into this Registration Statement.


/s/  Arthur  Andersen  LLP
Atlanta,  Georgia
June  16,  2000